UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 9, 2015

DOLLAR TREE, INC.
(Exact name of registrant as specified in its charter)

VIRGINIA
(State or Other Jurisdiction of Incorporation)

0-25464	26-2018846
(Commission File Number)	(I.R.S. Employer Identification No.)

500 Volvo Parkway
Chesapeake, VA 23320
(Address of Principal Executive Offices and Zip Code)

(757) 321-5000
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Senior Secured Credit Facilities
On March 9, 2015, Family Tree Escrow, LLC (the “Escrow Borrower”), a wholly owned subsidiary of Dollar Tree, Inc. (the “Company”), entered into a credit agreement, with JPMorgan Chase Bank, N.A., as administrative agent, providing for $6,200 million in senior secured credit facilities (the “New Senior Secured Credit Facilities”) consisting of a $1,250 million revolving credit facility (the “New Revolving Credit Facility”) and $4,950 million of term loan facilities (the “New Term Loan Facilities”). The New Term Loan Facilities consist of a $1,000 million Term Loan A tranche and a $3,950 million Term Loan B tranche.
The Company expects to use the proceeds of the loans under the New Senior Secured Credit Facilities, among other things, to finance in part its pending acquisition (the “Acquisition”) of Family Dollar Stores, Inc. (“Family Dollar”). The New Revolving Credit Facility and the borrowings under the Term Loan A tranche will mature five years after the closing of the Acquisition, unless any of the Escrow Borrower’s 5.250% senior notes due 2020 remain outstanding as of 91 days prior to their stated maturity, in which case the New Revolving Credit Facility and the borrowings under the Term Loan A tranche will mature at such time. The borrowings under the Term Loan B tranche will mature seven years after the closing of the Acquisition.
The proceeds of the borrowings under the Term Loan B tranche were deposited in an escrow account and will be held in escrow prior to the closing of the Acquisition. Upon the consummation of the Acquisition, the Company will become the borrower under the New Senior Secured Credit Facilities, will draw the term loans under the Term Loan A facility and will have the ability to borrow under the New Revolving Credit Facility.
It is expected that the New Senior Secured Credit Facilities will not be recourse to the Company or any of its subsidiaries prior to the consummation of the Acquisition, but upon consummation of the Acquisition, the Company will assume the Escrow Borrower’s obligations under the New Senior Secured Credit Facilities and such obligations will be guaranteed by substantially all of the Company’s direct or indirect wholly owned domestic subsidiaries, including Family Dollar and certain of its subsidiaries (collectively, the “Credit Agreement Guarantors”). Upon the consummation of the Acquisition, the Company expects that the New Senior Secured Credit Facilities will be secured by substantially all of the assets of Dollar Tree and the Credit Agreement Guarantors, subject to certain exceptions.
The loans under the Term Loan A tranche and the New Revolving Credit Facility will bear interest at LIBOR plus 2.25% per annum (or a base rate plus 1.25%), and the Term Loan B tranche of the New Senior Secured Credit Facilities will bear interest at LIBOR plus 3.50% per annum (or a base rate plus 2.50%). The Term Loan B tranche will be subject to a LIBOR floor of 0.75%. The Term Loan A tranche of the New Term Loan Facilities will require quarterly amortization payments of 1.25% of the original principal amount thereof in the first year following the consummation of the Acquisition, 2.5% of the original principal amount thereof in the second year following the Acquisition, and 3.75% of the original principal amount thereof thereafter and the Term Loan B tranche will require quarterly amortization payments of 0.25% of the original principal amount thereof after the closing of the Acquisition. The New Term Loan Facilities also require mandatory prepayments in connection with certain asset sales and out of excess cash flow, among other things, and subject in each case to certain significant exceptions. The Company expects to pay certain commitment fees in connection with the New Revolving Credit Facility. Additionally, the Term Loan B tranche of the New Term Loan Facilities will require the Company to pay a 1.00% prepayment fee if the loans thereunder are subject to certain “repricing” transactions before March 9, 2016.
The New Senior Secured Credit Facilities contain representations and warranties, events of default and affirmative and negative covenants that apply, in certain circumstances, before and after the closing of the Acquisition and are customary for similar financings. These include, among other things and subject to certain significant exceptions, restrictions on the Company’s ability to declare or pay dividends, repay certain other indebtedness, create liens, incur additional indebtedness, make investments, dispose of assets and merge or consolidate with any other person. In addition, a financial maintenance covenant based on the Company’s consolidated first lien secured net leverage ratio will apply to the New Revolving Credit Facility and the Term Loan A tranche of the New Term Loan Facilities after the closing of the Acquisition.
The foregoing description of the New Senior Secured Credit Facilities is not intended to be complete and is qualified in its entirety by reference to the Credit Agreement, a copy of which is attached hereto as Exhibit 10.1, and incorporated herein by reference.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.
Important Information for Investors and Stockholders

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful.

Forward Looking Statements

Certain statements contained herein are “forward-looking statements” that are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements and information about our current and future prospects and our operations and financial results are based on currently available information. Various risks, uncertainties and other factors could cause actual future results and financial performance to vary significantly from those anticipated in such statements. The forward looking statements contained herein include assumptions about our operations, such as cost controls and market conditions, and certain plans, activities or events which we expect will or may occur in the future and relate to, among other things, the business combination transaction involving Dollar Tree and Family Dollar, the financing of the proposed transaction, the benefits, results, effects, timing and certainty of the proposed transaction, future financial and operating results, expectations concerning the antitrust review process for the proposed transaction and the combined company’s plans, objectives, expectations (financial or otherwise) and intentions.

Risks and uncertainties related to the Acquisition and the financing thereof include, among others: the risk that regulatory approvals required for the Acquisition are not obtained on the proposed terms and schedule, including in respect of anticipated divestitures, or are obtained subject to conditions that are not anticipated; the risk that the other conditions to the closing of the Acquisition are not satisfied; the risk that the financing required to fund the transaction is not obtained, or is obtained on terms other than those previously disclosed; potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the Acquisition; uncertainties as to the timing of the Acquisition; competitive responses to the proposed Acquisition; response by activist stockholders to the Acquisition; costs and difficulties related to the integration of Family Dollar’s business and operations with Dollar Tree’s business and operations; the inability to obtain, or delays in obtaining, the cost savings and synergies contemplated by the Acquisition; uncertainty of the expected financial performance of the combined company following completion of the proposed transaction; the calculations of, and factors that may impact the calculations of, the acquisition price in connection with the proposed transaction and the allocation of such acquisition price to the net assets acquired in accordance with applicable accounting rules and methodologies; unexpected costs, charges or expenses resulting from the Acquisition; litigation relating to the Acquisition; the outcome of pending or potential litigation or governmental investigations; the inability to retain key personnel; and any changes in general economic and/or industry specific conditions. Consequently, all of the forward-looking statements made by Dollar Tree, in this and in other documents or statements are qualified by factors, risks and uncertainties, including, but not limited to, those set forth under the headings titled “A Warning About Forward-Looking Statements” and “Risk Factors” in Dollar Tree’s Annual Report on Form 10-K for the fiscal year ended February 1, 2014, Dollar Tree’s Quarterly Reports on Form 10-Q for the quarters ended May 3, 2014, August 2, 2014 and November 1, 2014, and other reports filed by Dollar Tree with the SEC, which are available at the SEC’s website http://www.sec.gov.

Please read our “Risk Factors” and other cautionary statements contained in these filings. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Dollar Tree undertakes no obligation to update or revise any forward-looking statements, even if experience or future changes make it clear that projected results expressed or implied in such statements will not be realized, except as may be required by law. As a result of these risks and others, actual results could vary significantly from those anticipated herein, and our financial condition and results of operations could be materially adversely affected.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1
Credit Agreement, dated as of March 9, 2015, among Family Tree Escrow, LLC, to be merged with and into Dollar Tree, Inc., the Lenders and Issuing Banks from time to time party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent, Collateral Agent and Swingline Lender

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOLLAR TREE, INC.

Date: March 9, 2015	By:	/s/ Kevin S. Wampler
Kevin S. Wampler
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1
Credit Agreement, dated as of March 9, 2015, among Family Tree Escrow, LLC, to be merged with and into Dollar Tree, Inc., the Lenders and Issuing Banks from time to time party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent, Collateral Agent and Swingline Lender